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SCHEDULE 14A

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EXPLANATORY NOTE

This Schedule 14A filing relates to the proposed acquisition of GeneDx, Inc., a New Jersey corporation (“GeneDx”), by Sema4 Holdings Corp. (“Sema4” or the “Company”) pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) between the Company, GeneDx, Inc., and the other parties thereto (the transactions contemplated by the Merger Agreement, the “Acquisition”).

The following communications were distributed by the Company on January 18, 2022 and are filed herewith:

•Analyst call transcript
•Email to employees of Sema4
•Email to employees of GeneDx
•Form of email to partners and customers of Sema4
•Sema4 Employee Q&A

ANALYST CALL TRANSCRIPT

Sema4 Holdings Corp. January 18, 2022

Corporate Speakers:
•Joel Kaufman; Sema4 Holdings Corp.; VP of Finance & Corporate Development
•Eric Schadt; Sema4 Holdings Corp.; Founder and Chief Executive Officer of Sema4
•Katherine Stueland; GeneDx; Chief Executive Officer
•Isaac Ro; Sema4 Holdings Corp.; CFO

Participants:
•Unidentified Participant; Cowen; Analyst
•Matt Sykes; Goldman Sachs Group, Inc.; Research Analyst
•Mark Massaro; BTIG, LLC; MD & Life Science & Diagnostic Tools Analyst

PRESENTATION

Operator: Good day, and thank you for standing by. Welcome to the Sema4 to Acquire GeneDx Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions)

I would now like to hand the conference over to your speaker today, Joel Kaufman, Vice President of Finance and Corporate Development. Please go ahead.

Joel Kaufman: Thank you. Good morning, everyone. Thank you all for participating in today's conference call. Participating for the company today will be Eric Schadt, Founder and Chief Executive Officer of Sema4; Katherine Stueland, Chief Executive Officer of GeneDx; and Isaac Ro, Chief Financial Officer at Sema4.

Earlier today, Sema4 announced that it has entered into a definitive agreement to acquire GeneDx. A copy of the press release is available on the company's website. Before we begin, I'd like to remind you that management will make statements during this call that include forward-looking statements within the meaning of federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, and as a result, are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of factors.

Any projected financial information presented in this call is for illustrative purposes only and should not be relied upon as being predictive of future results. The inclusion of any financial forecast information in this call should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

During the call, we may discuss certain non-GAAP financial measures. For reconciliations of the non-GAAP measures to GAAP financial measures as well as other information regarding these measures, please refer to our earnings releases and other materials in the Investor Relations section of our website.

We encourage you to read the press release issued today the accompanying presentation in Sema4 public filings with the SEC, including our most recent quarterly report on Form 10-Q and our most recent SEC filings as well as a proxy statement that will be filed in the near future related to the acquisition, which are or will be available on the SEC's website. This conference call contains time-sensitive information and is accurate only as of the live broadcast today, January 18, 2022.

Sema4 and GeneDx are under no obligation and expressly disclaim any intention to, except as required by law, to update confirm or otherwise revise any financial projections or forward-looking statements, whether because of new information, actual results, future events or otherwise.

This conference call is for informational purposes and should not constitute as an offer to sell, solicitation of an offer to buy or a recommendation to purchase any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any offer, solicitation of an offer or sale of securities in any jurisdiction in which the solicitation or sale would be prior to the registration or qualification under the securities laws of any such jurisdiction. During this call, we'll be referencing presentation slides that are posted on our Investor Relations website.

And with that, I turn the call over to Eric.

Eric Schadt: Thank you, Joel, and good morning, everyone. Thanks for joining us today on such short notice. We are very excited to discuss the announcement of our definitive agreement to acquire GeneDx, a world leader in the delivery of clinical genomic solutions for rare disorders. This acquisition allows us to advance our mission to partner with patients and their physicians, health systems and biopharma companies as a premier health intelligence company leveraging genomics and large-scale clinical and multiomic data to accelerate an enhanced standard of care through precision medicine.

I'm also excited to announce that in conjunction with this acquisition, we have secured a $200 million pipe supported by leading reliance and growth investors, including Pfizer. We are excited to have Pfizer on board, and we hope that this investment may serve as a foundation for potential future collaborations.

So we'll pass over to Slide 2, which is our standard disclaimer on forward-looking information that Joel just covered a moment ago. So turning to Slide 3. As we have discussed with you previously, Sema4 has made significant investments to create the most clinically advanced data insights engine for patients, clinicians, health systems and biopharma partners.

The acquisition of GeneDx will accelerate our efforts and enhance our value proposition in 3 critical ways: transforming Sema4 into a larger and stronger company with a faster path to profitability. First, we will have a forward revenue growth profile in excess of 30%; second, a clear path to 50% gross margin; and third, positive free cash flow by the end of 2025.

From a strategic standpoint, this deal will buttress our current leadership position in comprehensive reproductive health genomics testing solutions and provide us with immediate opportunities to leverage GeneDx operational excellence. GeneDx has created a market-leading clinical diagnostic operation over the past 20 years that today delivers the most scaled clinical genomic solutions spanning all protein coding variation in the human genome.

The combination of Sema4 and GeneDx will create a company that is not only changing the landscape of how patient care is delivered but will create a company that is leveraging efficiencies that are unparalleled in our industry. As important as a 30% growth profile, path to 50% gross margins and positive free cash flow by the end of 2025, I'm excited that this transaction comes with a leadership partner in Katherine to drive the diagnostic part of the business, while I focus on gaining increasing traction with health systems and biopharma on the information side of the business.

With the power of the combined management team, I'm delighted to welcome Katherine to our leadership team as co-CEO. Katherine brings significant commercial and operational experience and will lead overall operational excellence, business planning and will focus on Sema4's diagnostic business. I will focus on leading R&D and the IT platform components of Sema4, the strategic development of Sema4's health intelligence capabilities and partnerships with health systems and biopharma with the ultimate aim of driving Sema4 to develop the first platform of algorithm serving the broader health care landscape.

In addition, I want to welcome Jason Ryan as our new Executive Chair of the Board. He brings a wealth of experience in our industry as the Former CFO of Foundation Medicine and COO of Magenta Therapeutics. I'm excited to partner with both Katherine and Jason on our collective mission to expand the Sema4 platform, grow and strengthen our financial positioning and deliver on our transformational mission for patients.

Turning to Slide 4. I'd like to specifically highlight the 3 tenets underlying why our acquisition of GeneDx will push our revenue growth profile to greater than 30%, provide a path to 50% gross margins and deliver positive free cash flow by the end of 2025.

First, this acquisition enhances our reach into health systems and biopharma partners and expands our data capabilities. With better reach into health systems comes more testing volumes, access to deeper longitudinal medical record data and access to more patients and bigger scales of genomic and clinical data and broader access to patients, which combined leads to enhanced biopharma partnerships.

GeneDx's clinical genomic solutions in the rare disorder arena, combined with Sema4's core women's health business, which includes heritable cancer testing and other genomic solutions in oncology, will transform Sema4 into a powerhouse across a continuum of family health with market-leading positions in both women's health and rare disease. These areas are of critical importance to our health system and biopharma partners. And together, we will be able to better serve these channels in a more holistic way with the combined market leading franchise and family health.

No other company will have the deep expertise in next-generation sequencing, rigorous science underpinning our clinical offerings and advanced capabilities to put these disciplines together with data-driven insights. The transaction will significantly enhance the power of our market-leading Centrellis database by adding more than 2.1 million expertly curated phenotypes and over 300,000 clinical exomes GeneDx has generated to date. The largest such effort of its kind in the clinical arena and growing.

Second, GeneDx enhances our scale and growth in clinical next-generation sequencing. This transaction will catapult us into a clear leadership position for 1 of the most important trends in clinical genomics. The advent of whole exome and genome sequencing is the diagnostics testing platform of the future.

Today, most clinical next-generation sequencing tests are still narrow gene panels, which while valuable, still only tap into a tiny fraction of the power and clinical utility that these technologies are capable of. We see the future of clinical next-generation sequencing testing rapidly shifting to the exome and eventually to whole genome. We expect clinical exomes will drive the majority of our testing revenue in the next few years as we drive the market towards a more comprehensive data set and more informed insights.

On a pro forma basis, the combined company will have a full year 2022 revenue of approximately $350 million, making us 1 of the largest clinical NGS companies in the world. Both rare disease and women's health continue to be high-growth segments of the genomics market. And our market leadership positions, along with our unique channel, reach into health systems and biopharma will enable us to drive very strong long-term growth well into the future.

In 2022, the combined companies will carry out comprehensive genomic testing on over 0.5 million patients with a vast majority generating genome scale data and with the ability to consent the vast majority of these patients for recontacting and access to medical record data.

Finally, the third tenet of this transaction is accelerating our path to profitability. Together, the combined company will have a pro forma gross margin of 16% for the full year 2022, with a clear path to reaching 50% by 2025.

I'd now like to pass the call over to Katherine for an overview on GeneDx and why the pro forma company will have a unique offering in the genomics market. Katherine?

Katherine Stueland: Thanks, Eric. This is a truly transformational combination of companies, technologies and teams, and it's only going to accelerate both of our growth plans geared towards improving health care for everyone. My entire career has been in health care, first in biotech and pharma. And for the better part of the last decade, I've been immersed in the business of genomics.

Prior to joining GeneDx last summer, I was focused on building and scaling genetics at where I drove the company's growth strategy from around 60,000 patients a year to now nearly 700,000 and more. Throughout that time, I admired GeneDx's clinical excellence, in particular, their strength in exome sequencing.

As the industry evolved, GeneDx continued to show up as the leader in rare disease diagnostics. To those not familiar, the company was spun out of the NIH about 20 years ago. And today, we still train NIH fellows in genomics. The company was later acquired by bioreference in OPKO. Over the years, it has been a quiet pioneer in diagnosing the hardest to diagnose patients.

Today, we're a giant in this field with 70% market share for the industry's leading exome and ready to scale the first commercially available clinical excellence. So it's really an incredible opportunity to come in last summer and get to work to develop a growth strategy and put serious commercial and operational muscle behind this unique asset.

To date, as Eric mentioned, we've completed more than 300,000 clinically reported exomes with approximately 1/3 of those over the past year or so, which indicates that we're seeing a shift in the market from panels to the more comprehensive and definitive answers that GeneDx's platform provides. As a result, we've amounted a rapidly growing data set that pairs not genomic information with deeply allocated and structured clinical information, now including more than 2.1 million phenotypes. We've been able to do all of this at scale with 1 of the best cost profiles in the industry.

What fuels this is the virtuous cycle of our expertise and the richness of our data set, which enables us to provide 20% more definitive diagnoses with 27% fewer uncertain findings compared to using information shown in publicly available databases. With every exome that comes through our lab, our variant interpretation improves, the value to patients and clinicians improves and we further widened our competitive advantage.

We have strong and long-standing relationships with leading academic medical centers, and that's why you see both the research and clinical communities coming to us for the most state-of-the-art genomic testing solutions. This diagnosis engine is also a discovery engine that publishes on hundreds of new gene disease relationships every year, many in top-tier journals, such as nature and the New England Journal of Medicine.

All of this is what the acquisition by Sema4 is a perfect move at the perfect time. Our team has spent years developing these capabilities, and they're an absolute complement to Sema4's approach. Our combined data sets will strengthen each other, 1 on the Centrellis' platform. Our exome program accelerates Sema4's transition to using exome and ultimately, genome as a 1 test that replaces all other panel testing. And our commercial strategy is a perfect fit to create continuity for clinicians and health systems alike as patients move from thinking about having a baby to parenting a child.

Add to that team with complementary skill sets and the result is what I genuinely believe is the most exciting story in the genomics industry as Sema4 and GeneDx will create a powerful combination to accelerate the arrival of genomics as a standard of care.

I'll let Eric talk more about how this comes into play for health systems and biopharma.

Eric Schadt: Okay. Thanks, Katherine. Indeed, just super exciting to be doing this. GeneDx has not only built an impressive data repository but the rate of growth of this asset, both in terms of large-scale genomic and clinical data continues to accelerate. With the combination of GeneDx a testing platform, existing repository and our genomic testing in Centrellis' platform, we see a huge opportunity to create value with the combined data offering.

Just for those tracking, we're going to turn to Slide 7. And in particular, we think biopharma companies and our current and future health system partners will see unique value here that no one else can deliver. Pharma partners are seeking far more than NGS as a service and the first step is in a scale exome sequencing platform that is linked directly to large, diverse patient populations along with longitudinal medical record data to provide the most holistic model of a patient's health course. We are excited by our ability to do this in rare disease, which is 1 of the most important areas of therapeutic development.

Similarly, our health system partners have consistently expressed an interest in making an impact in rare diseases. To us, this is something we can do immediately and at scale, thanks to GeneDx. Additionally, we aim to standardize genomics and serve our health system partners with a deep menu of precision medicine solutions. GeneDx immediately expands our offering with whole exome and genome offerings. Our partnership with health systems involves generating genome scale data once on a patient at a critical point in their health course but then analyze this information for a lifetime across all other critical points in their life course.

Okay. I'm going to turn the call back to Katherine now to discuss the synergies we see to extract value and fundamental change the way family health is delivered today.

Katherine Stueland: Awesome. Thanks, Eric. One of the things that gets me most excited about this combination is the unique opportunity that we have to create a real category leader in family health. This is particularly true given the patient experience that Sema4 has expertly built with 1 of the most powerful and influential customers in any industry, a woman who is planning to have a baby.

With more than 80% consent rate that Sema4 has been able to achieve, which is incredibly impressive, when women are onboarded onto their platform. We're now able to extend our relationship with that woman for pregnancy into motherhood by adding GeneDx into that mix and giving her the next set of genomic information needed beginning with newborn.

We've already begun to focus GeneDx' strategy in the neonatal intensive care unit, or NICU, you providing a diagnosis as quickly as possible in a scaled and robust way to help move patients out of the NICU and avoid unnecessary follow-on testing, giving them a definitive diagnosis and delivering our cost savings of $33,000 per patient and providing reliable reimbursement through a DRG.

We're also focused on driving adoption of our exome and genome in outpatient pediatric setting. We're seeing ever-increasing definitive support to the medical guidelines from ACMG through state Medicaid coverage decisions in both of these patient settings. That footprint in pediatrics then opens up newborn screening as the next big opportunity, 1 on which we're already collaborating with several forward-leaning states.

That, in turn, helps to strengthen Sema4's population screening capabilities, and this is again where the strength of our exome and genome comes into play. We have the capabilities to scale exome for both screening and diagnostics each with its own appropriate pricing in COGS to really hasten the transition of moving away from operationally cumbersome panel testing and toward the simplicity of genome first.

Throughout all of this, there are 2 things happening that further strengthen our position. First, we're establishing a sticky lifelong relationship from mother for both her health and the health of her family. Second, each interaction further improves our data centers Centrellis, enabling us to return more and better value to patients, clinicians and health systems and opening of vital opportunities in rare disease drug development and other biopharma research.

From a health systems perspective, this ability to serve a patient continuously using a deeply integrated system makes it easy to incorporate genomics and it's an incredible strength of Sema4. We've seen Sema4 really making that happen in places like NorthShore just outside Chicago, and we're excited to put our combined commercial team behind these opportunities to really drive genomics and precision medicine more generally deeper into the clinic as the standard of care. For all of these health systems, ensuring they are providing medical care for the entire family as a priority and the integration of genetics into their infrastructure

From an operational and commercial perspective, this is where the switch to an exome and ultimately hold genome test really changes the game. By relying on exome or genome is the backbone sequencing technology for these access points, you're really moving to the sequence once often model, which provides simplicity and efficiency across the board for us in the lab, but most importantly, for clinicians, for patients and for payers, all while opening our data set, improving our algorithms and increasing the value we provide to partners.

Finally, I really want to emphasize my excitement to make an impact on the combined company's overall operations, where I believe my unique background in this industry can be particularly helpful. While at was closely involved as we deployed both buy and build strategies to scale the business and develop operations capable of serving millions of people a year. I was deeply involved in more than a dozen acquisitions there, starting with the company's very first one. So I'm eager to bring that wealth of experience to this integration and to see huge opportunities to deliver operational excellence and value for shareholders in multiple ways.

I'm so excited to partner with Eric, Jason Ryan, Isaac and the full combined team to drive a successful integration of GeneDx, more efficient lab operations, a world cup commercial organization with a very differentiated go-to-market strategy and portfolio.

And with that, I'd like to hand it over to CFO, Isaac Ro, to discuss the financials for this transaction.

Isaac Ro: Thanks, Katherine. In addition to the strategic merits of this transaction, we are also very excited about the financial impact to our growth and our path to profitability.

Let me first start with a stand-alone 2022 guidance for Sema4 and then discuss the pro forma profile for the combined company. Recall that we expect the transaction to close in Q2, so these pro forma numbers are illustrative for the full year 2022 as if both companies were combined as of January 1.

For Sema4 standalone, we expect 2022 revenue to be in the range of $215 million and $225 million. This guidance implies core growth of 23% to 29%. Recall that we recently announced the decision to wind down our COVID-19 testing business in Q1 2022 as it is noncore to our long-term strategy. This business generated roughly $30 million of revenue in 2021. We assume virtually no COVID-19 revenue in 2022 and believe the resulting core growth rate of 23% to 29% reflects a robust and more focused growth profile.

I want to emphasize that this plan has been designed to be conservative. This means that we are investing in the resources to achieve a higher rate of growth, but guiding to a more conservative outcome to ensure that we continue to build a track record based on under promising and over delivering.

Let me give you 3 examples that help illustrate ways in which we've built conservatism into our plan. First, we assume that contract-based reimbursement pressure in our core ECS business will continue with a modest degree of improvement on the billing and collection side in 2022. We have a clear line of sight on stability in the former and improvement on the latter. Our assumptions could prove to be conservative if we execute better.

Second, we assume that reimbursement in our oncology business will not begin to improve until the second half of 2022, and reimbursement will begin -- will remain well below market rates by year-end 2022. We can see upside to our ASPs if either of these scenarios prove to be conservative.

Third, we assume our continued investments in sales force expansion will see a slower and shallower path to average productivity per rep than we have seen in the past. Success maintaining or improving their performance is another way in which our guidance could prove to have upside. There are just -- these are just a few examples of ways we have handicapped our top line growth outlook for the year.

Turning to GeneDx. We are assuming 2022 revenue will be $130 million, which conservatively implies 12% growth in 2022. It's important to note, however, that the company has built and resourced a plan to achieve far higher growth. We share their enthusiasm, and we all feel great about the fact that the earnout milestones in the transaction are actually based on GeneDx achieving revenues of $163 million in 2022 and $219 million in 2023. If those milestones are achieved, that would accelerate GeneDx's growth profile into the mid-30% range and would imply a transaction value of less than 3x 2023 revenue.

Let me give you a few examples to help illustrate the ways in which our $130 million guidance could prove to be conservative. First, as Katherine mentioned, she has been hard at work building up the commercial org at GeneDx since she arrived. This transition only took hold in earnest starting in Q4 2021. GeneDx is rapidly driving the rare disease testing market towards exome sequencing and doing so from a position of strength as the market leader. We think that transition is still in its infancy, and at the same time, market penetration of rare disease testing is still very low, probably in the mid-single digits.

Second, we think there are significant cross-selling opportunities as we transition together from independent companies focused on women's health, cancer and rare disease into a unified franchise focused on family health and traditional clinical channels. Third, there is virtually no overlap in GeneDx' customer base and our health system partners.

NorthShore, Avera and Advent all represent greenfield opportunities for GeneDx. If we are successful in accelerating GeneDx's growth profile in any of these 3 areas, we see opportunity for upside to our base case forecast. Taken together, we assume no revenue synergies in 2022. $10 million of revenue synergies in 2023 and see upside to our outlook if we're able to deliver above these hurdles.

Now let me shift to focus on improvements to gross margin and our accelerated path to profitability. On the gross margin side, I'll begin with standalone Sema4 assumptions. First, we are making good progress to stabilize our ASPs and improve lab operations. These efforts should translate into a very modest sequential gross margin improvement in Q4 2021 versus Q3 2021.

This sequential improvement should continue throughout 2022, with second half gross margins materially higher than first half and positive adjusted gross margin for the full year. It is important to note that these assumptions imply that our exit gross margin in Q4 of 2022 will be significantly higher year-over-year and will start to resemble peer group average margins on a standalone basis. We will give more detail here on the Q4 earnings call in March.

Let me give you a few examples of how we plan to take the combined business from 16% gross margin to over 50% -- to 50% over the next few years. The first is mix. GeneDx operates in a higher-margin segment of their market, rare disease testing. This is a higher ASP and higher growth segment of the testing market versus our current portfolio.

So this transaction is immediately accretive to our margins, and we will have structurally higher gross margins immediately after the transition closes. Again, we assume no revenue synergy in 2022. If we are successful in cross-selling GeneDx into our channels, that should accelerate our overall gross margin improvement.

Second is GeneDx's market-leading COGS in clinical exome sequencing. They have tremendous capabilities here across their team, systems and processes, all of which have been purpose-built to run clinical excellence. We are eager to leverage that infrastructure and know-how in combination with our own investments here to benefit our combined portfolios over time. Together, we will run over 0.5 million clinical NGS tests in 2022 with an unmatched ability to drive scale and better margins over time.

Third, we see opportunities to develop stronger revenue cycle and billing processes over time. We have both made key investments in revenue cycle systems over the last year and recently established proper market access functions that will work closely with our commercial teams to better identify, target and monetize our test volumes. Ultimately, this should translate into better gross margins. Taken together, we see a wealth of opportunities to reach 50% gross margin and cash flow breakeven status by the end of 2025.

Now turn to Slide 12. As Eric previously mentioned, the total consideration for GeneDx at closing will be approximately $623 million based on our closing share price on Friday, January 14. At closing, Sema4 will pay $150 million in cash and 80 million shares of Sema4 common equity or roughly $473 million in total upfront consideration based on Friday's growth.

We are very excited about the shareholder value created by this transaction. We are accelerating our top line growth, improving our margins and accelerating our path to profitability while also servicing a number of our strategic needs at an attractive price. If GeneDX hits our 2022 revenue guidance of $130 million, the upside consideration would imply 3.6x GeneDx' 2022 revenue. If 2022 and '23 revenue earn-outs are achieved, the total consideration would imply less than 3x GeneDx' 2023 revenue. In terms of timing, we expect the transaction to close in Q2 2022, after a successful shareholder vote and customary closing conditions are met.

Now turning to Slide 13. We are also announcing a $200 million pipe transaction in conjunction with this acquisition. Let me spend a minute telling you why we are raising this funding. Our goal was to more than replace the upfront cash and transaction costs associated with this deal. We also saw a unique opportunity to bring in Pfizer as a new investor, which we hope will serve as a prelude to a broader relationship over time. This also validates the unique value of our platform and should serve to help open the door for additional biopharma collaborations over time.

In terms of the details, we issued 50 million shares, priced at $4 per share and this transaction will be executed upon closing of the GeneDx deal.

And with that, I'd like to hand the call back to Eric.

Eric Schadt: Great. Thanks, Isaac. And before we turn the call over to Q&A, I'd like to just reiterate that we fundamentally believe that GeneDx will allow us to better serve patients and truly move our offering towards a more holistic family health solution.

We see complementary revenue streams with opportunities to leverage GeneDx's proven best practice to optimize our margin profile. Together, we are creating a powerhouse in the genomics space with unmatched data and analytic capabilities that will create an unrivaled partner for biopharma.

And with that, operator, I'd like to open it up for Q&A.

QUESTIONS AND ANSWERS

Operator: (Operator Instructions) Our first question comes from Max Masucci with Cowen.

Unidentified Participant: This is [Stephanie] on for Max Masucci. Congrats on the deal. With this acquisition, you're adding 300,000 clinical exomes and 2.1 million phenotypes to Centrellis. Can you, one, describe how feeding these phenotypes and exomes into Centrellis can result in improved actionability for clinicians and does it improve the diversity of the patient information in the Centrellis' platform? Also, how does this deal better position Sema4 health system wins?

Eric Schadt: Yes. Perfect. I liked the question. And I would say that, first of all, what GeneDx has built with their clinical exome platform is a learning-based platform that leverages the big repository of data and learning and diagnoses that they've made over time so that every exome they're adding, right, is making improvements for subsequent exomes. And so we're going to benefit from that learning-based platform first of all.

Second, when we pull in -- so having over 300,000 clinical exomes, the majority of which are tied to high-quality longitudinal medical record data, 2.1 curated phenotypes. Like all of that data combined is going to make for an unprecedented discovery engine in terms of better understanding of disease and diagnosis of disease, not just in rare disorders, but in linking that information together to inform uncommon disorders as well.

And just as 1 example, very early onset IBD, a rare disorder, mendelian genetic mostly has natural ties into common forms adult IBD, and we today have relationships with pharma companies around integrating those to provide better insights into better ways to treat and diagnose the disease.

So we see that combination of data accelerating into the biopharma space, into the health system space is going to provide, again, for the ability to more accurately characterize patients in the population. A lot of these rare disorders may manifest later in life. There are differences in expressivity of those variants.

So all of that provides for a better engine to manage populations, population health, management in the health system, but also attractive for delivering NICU and PICU clinical exome sequencing as a standard of care in these systems. So it's just many, many different channels of opportunity. I don't know if you have anything to add, Katherine, on top of that.

Katherine Stueland: Yes. I think what's really interesting when you think about the population that we have been screening, we have, I would say, a very diverse patient population that we're sequencing. And so it's, I think, unique and that when you're looking at companies that are really focused on hereditary cancer is going to be a higher Caucasian population.

Our -- I believe that our data set is at maybe 60% to 65%, that is Caucasian. So it is more representative of the general U.S. population to date than most companies in the space. And I think that that's something that is going to be an incredible strength for us moving forward as we continue to open up access and learn more about the impact of genetics in different populations.

Unidentified Participant: Awesome. That's super helpful. If I could add a follow-up question, perhaps better for you, Katherine. Can you provide some color around the key revenue-driving tests in GeneDx' test portfolio and any upcoming test launches the company has in its pipeline?

Katherine Stueland: Certainly. So I would say, historically, we've had a very diverse test menu that has -- we've had hundreds of panel tests in addition to our exome and genome. Before I arrived last summer, and we started really building a growth strategy, there was a pretty small team here that was really selling, I would say, opportunistically and organically the testimony that we had.

What we've been able to do is shift our strategy to really focus on exome in the NICU, exome and genome in the pediatric setting and then focus on what we would call kind of a panels where we have a particular competitive advantage, mainly in the neuro and space, so consistent with the call points that we're going to be focusing on.

So I think what's incredible is what we hold in our hands is the product of the future. We have it today. It's about how do we drive adoption of it as quickly as possible. And those are the first near-term settings where we think we have the benefit of kind of a wide open space. There's not a lot of players going in there, who can provide a cost-effective solution as quickly and at scale as we can. So our focus is really going to be on taking what we have today and putting that commercial muscle behind it to expand adoption.

We've got several studies that we have, including with the University of Washington first, which is really looking to utilize exome and genome in that NICU as well as setting. So we are going to continue investing in generating a body of evidence that really further support the utilization of exome and genome to provide rapid diagnosis in these settings.

Operator: Our next question comes from Matt Sykes with Goldman Sachs.

Matt Sykes: Congrats on the deal. My first question kind of on the lines of 1 of the previous questions was, when you guys look at the opportunity set as a combined company and you think about the biopharma and the health plan systems as separate opportunities, I understand there's no revenue synergies being included in '22.

But if we were to look for opportunity in wins, do you think it would make more sense coming from the biopharma end or the health system end as we kind of look forward as a combined company from a commercial standpoint?

Eric Schadt: Yes. So maybe I'll take a crack at that, and Isaac can follow. So it's -- I see them as synergistic plays off 1 another. In the health system, it's providing the ability to provide a more holistic set of solutions into the system, which the systems want to standardize genomic medicine as a standard of care. So coming in with a clinical exome that can be leveraged in the rare disorder space.

But as Sema4 comes to adopt that as the testing backbone will have utility across the testing space, across a broad range of diseases and conditions. It generates a lot more data. It increases volumes to impact a lot more patients. And all of that makes for a more attractive database and analytics engine resource to partner with pharma.

We see this as being -- and 1 of the reasons we think Pfizer comes into this kind of deal is the wealth of data that GeneDx has today, the continued growth in the rare disorder space, reproductive health where we operate today is a rare -- as a focus on rare disorder type screening.

The combination of that provides for unparalleled sets of data to partner with pharma to help them drive therapeutic discovery, identification of patients that will benefit from rare disorder drugs and so on. So we definitely see this accelerating our biopharma partnerships and perhaps having the biggest impact in 2022.

Isaac Ro: Yes. I would just add, Matt, that we're obviously super excited to have Pfizer as a new investor in the company. And there's no news to talk about with them specifically. But we think that, that development should signal to the market a couple of things. One is what we're doing is very differentiated. It's being -- the biopharma community, I think, sees that value, and we're extremely optimistic that this will sort of catalyze conversations across the industry.

Pfizer is a world-class company. We're extremely privileged to have them as supporters, and we're very excited about the range of things we can do with them and others. So hopefully, that gives you a little confidence that there's a lot of stuff going on that over the rest of this year, we'll have more news to share.

Matt Sykes: Got it. And then, Isaac, maybe 1 for you. I know you talked about your conservatism on the revenue side. Not too many mentions of any cost synergies. I understand the deal is probably more related to the revenue side. But as you think about a combined company, you think about, I don't know, lab footprint, capital equipment spend, understanding that GeneDx comes with some higher margins because of the testing products that they have. But are there levers on the cost side that you think can be achieved to get to that gross margin expansion faster over time?

Isaac Ro: Yes, it's a great question. So I mean the first thing I would say there is this is a growth accelerant type of transaction meaning that we're really doing this to drive growth. And so we want to invest behind that, and that's really important. Having said that, when I think about cost and our margins, to me, the first order of business really is to look within ourselves and find ways to get more efficient in the lab and there's lots of low-hanging fruit there.

At the same time, when this deal closes, I think there's a lot we can learn and kind of cross-pollinate with GeneDx because as I mentioned in the prepared remarks, they've really been purpose-built to drive the future of the exome, and that's the future that we've been building towards as well.

And so I think that's where you're going to see, I think, a little bit of cost opportunity is the majority of our expenses do go through the lab, whether it be labor or associated recurring revs -- I'm sorry, consumables. And so as we take those together and say, where do we do this the best over time?

We're extremely optimistic that the GeneDx infrastructure is going to be, for the exome side, the best way for us to do that. And I think we'll be very thoughtful on how we execute on it. That's to me sort of the 2-step plan that we're thinking about at least for 2022.

Eric Schadt: And maybe just reiterating on that, a lot of this is driven -- it's bringing Katherine on the operational excellence. They've arrived that at GeneDx and putting some of that into play, bringing Jason Ryan on to help focus us on all the types of things, Isaac just mentioned.

Operator: Our next question comes from Mark (inaudible) BTIG.

Mark Massaro: Congrats on the deal. I guess -- first question, I guess, is for Eric. I understand that over 80% of your users for the standalone have consented their health information. I guess, what is the equivalent percentage? Or how should we think about your ability to sort of port the data over from GeneDx into your central database?

Eric Schadt: Yes. So I'll say -- so first of all, yes, we're very excited to have that kind of consent rate over the population we test today. Women's health, reproductive health are very sticky points of engagement for patient engagement, and that gets reflected in those. And I think the holds on the rare disorder side. So combined, you're looking at, in the first year, again, genome scale NGS-based testing on over 0.5 million patients a year and growing. So super excited that we can continue that kind of data ramp in partnership with GeneDx.

On being able to pull the type of data GeneDx generates and aggregates around patients, what I'll say is our whole history has been -- our whole play with different health systems in acquiring patient data and partnership with patients outside of the health systems has been how to take -- how to consume those different kinds of data, how to abstract from unstructured data, how to restructure those data, how to map those in a common data model so that they're comparable and can be integrated into 1 central database repository of the Centrellis platform and kind of seamlessly queried without having to worry about where they came from.

That same technology that we've developed for those interactions will deploy into the GeneDx arena. So we don't see anything that would hold us back from being able to rapidly consume everything that GeneDx has assembled and continues to assemble today.

Mark Massaro: That's helpful. And then I guess another 1 for you, Eric. How do you think this particular portfolio with expertise in exomes and pediatrics rare disease and neurology comments, the test mix that you have that you've built today? And what does that say for these new areas, pediatrics, perhaps urology might be a bigger mix now. But does that in any way change the data asset or help us think about ways that you'll grow the business over the next

Eric Schadt: Yes, perfect. I think it -- because it's so complementary and because it's initially pediatric-focused, it is a natural extension from the journeys that we're mapping out with the patients we test today from pre-pregnancy to pregnancy to deliver. So if there's a problem in doing that within the health system.

So following that kind of health course, if there should be a problem with the baby there -- now we have the comprehensive solutions to be able to engage and diagnose and facilitate getting to treatment decisions. So we see it as kind of this natural extension to be helping patients manage their -- all the different health courses through their life cores.

And with that kind of engagement, right, it's deeper, denser longitudinal medical record data. It's better traction, stickier traction with patients, having those patients coming into the portal, into that kind of digital experience with us on a more routine basis and we see that expanding with the clinical exome and something we will be pushing to move adoption of so that we're all standardized on 1 testing platform.

That clinical exome that not only informs as GeneDx is using it today in the rare disorder space, that now has utility that can be run for expanded carrier screening for heritable cancer, for drug safety, for polygenic risk scoring across a wide array of diseases and conditions, the ACMG 73 conditions and so on.

Like it just all of a sudden has this really broad utility that will maximize the types of engagements we can have in partnership with patients and health systems through any point in their care. So it's just going to be a way more informative denser, more longitudinal set of data.

And again, you talk to the pharma partners today and like what they're missing from kind of data warehousing just consuming data that others have done a kind of a quick of a massing big set of data and it's the quality -- what they're lacking is the quality of informed patient journey information to reliably reconstruct those individualized health course trajectory. They just can't accurately do it with the kind of data they're getting today. The data we're amassing in these partnerships gets to that high-quality individualized health course trajectory.

Katherine Stueland: And I would just add to that, as Eric said beautifully, it's the continuum of care from a woman trying to have a baby through being a mall and then every stage of life after that, including her entire family beyond. So we really are positioned well to be the family health company. But from a practical manner, when we look at the customer segments that we have relationships with, they are also highly complementary.

So while particularly from a health systems perspective, we're doing some work on There is just wide open space in terms of the relationships that Sema4 has been able to build. So we think that there's just an immediate opportunity to be able to drive exome and genome into those settings and be able to find synergies across the board.

Mark Massaro: Okay. And then last question, I guess. I guess, Sema4 and congrats on the transaction. I guess why is the co-CEO structure the right structure for Sema4? Obviously, Katherine, you have great experience at Invitae and GeneDx. And so just help us think about how the 2 of you will split the duties? And then, I guess, another 1 for you, Katherine. How do you envision the combination to be differentiated from your old employer at Invitae?

Eric Schadt: Yes. Maybe I'll start, and then Katherine can jump in because this was definitely something I drove. And I think what we have at Sema4 is the big mission, and that big mission has both a scaled and growing genomic diagnostics component and it has an emerging information component where we're driving into health systems, partnerships with biopharma in patients.

And what I was increasingly spending a lot of my time was that diagnostic business, not doing what I really wanted to be doing, which was driving this information view of things that ultimately diagnostics is going to transition to an information business, and it's going to be building out this platform of algorithms, getting it in play in health systems, getting it in play with pharma and driving those relationships.

So having a partner that I could trust who has deep knowledge in the genomics arena and can drive that diagnostic business, but not just as an independent thing, but is intertwined with this information component because it is the fuel that drives the flywheel that is getting us the acceleration we're getting with pharma relationships and into the health systems.

And so it just made a lot of sense to me to have Katherine come on and lead that diagnostic component, the commercial arm, the operational arm to free me up to then go in and focus on the R&D developments, on driving the information platform and having that in play with the health systems in pharma.

Katherine Stueland: And for the first time that Eric and I sat down, it was super clear that we're just -- there was so much enthusiasm for what 1 and other companies were doing and the complementary nature of the teams and the technologies was clear, but also just where we both shined and where we both get really excited. And so I think especially seeing Pfizer come into this transaction, to me, that's an incredible validation of exactly why we want to divide the responsibility so we can go where we have a competitive advantage.

And when I think about the broader competition in this space, everyone has kind of a sweet spot of what they're doing incredibly well. When I think about Sema4 and GeneDx and the unique assets that we have here being able to have Centrellis is something that I haven't seen in this space otherwise at all. Being able to see the consent rates that they have also something that is unrivaled. The pregnancy journey, patient experience also unrivaled.

The ability to drive volumes at a meaningful level that are changing patient outcomes and changing clinical care through those health systems also something I haven't seen in the space. And then you're able to take this exome and genome that has been quietly built over the past decade and really just embed that into the Sema4 infrastructure and our overall growth strategy, that is a winning combination of things that around the entire ecosystem of genomics, they are unique assets that I think are truly game changers.

So everyone's bringing something to the table here in order to really drive an entirely new era in genomics. But I think what we have here in this combination is a very unique combination that changes the way that genomics really does become standard of care more quickly for more people.

Operator: (Operator Instructions) And I'm currently showing no further questions at this time. I'd like to turn the call back over to Eric Schadt for closing remarks.

Eric Schadt: All right. Great. Well, thanks, everybody, for the time, again, for joining on short notice and following us on our journey. And again, we look forward to closing this merger and to the new year and doing great things. Thank you.

Katherine Stueland: Thanks.

Operator: This concludes today's conference call. Thank you for participating. You may now disconnect.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-

looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based earnouts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither OPKO nor Sema4 gives any assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.

Participants in Solicitation

Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

EMAIL TO EMPLOYEES OF SEMA4
Dear Team Sema4,

Just a few moments ago, we announced via this press release that Sema4 has entered into a definitive agreement to acquire GeneDx, Inc., in a transaction expected to close in the second quarter of this year. This is a major milestone in Sema4’s history – and a tremendously exciting way to start the year!
GeneDx offers a world-renowned clinical genomics program with industry-leading expertise in exome sequencing for pediatric rare and ultra-rare genetic disorders. Together we will remain Sema4 going forward, adding the complementary strengths of GeneDx to our own growing portfolio. We expect the combined companies to further strengthen our market-leading genomic solutions and data platform, driving leadership, growth, and scale for our health intelligence and genomic screening offerings. We will be even better positioned to effectively partner with health systems and biopharma companies, expand our leadership in using data to drive critical health insights, and to provide more comprehensive family health support.
Bringing GeneDx into Sema4 will make us stronger with the combination of strong talent and experience. Katherine Stueland, currently the President and CEO of GeneDx will be appointed as Sema4 co-CEO upon the completion of the transaction. Katherine has tremendous commercial and operational experience and will focus on the diagnostics business. I will focus on leading the R&D and IT platform components of Sema4, the strategic development of our health intelligence capabilities, and our partnerships with health systems and biopharma companies. Together, we’ll drive the overall strategy and direction of the company. It’s an ideal partnership.
I’m sure you have questions about what the addition of GeneDx means – and please know that there is a lot that you can learn quickly. Listen in on our call with investors at 8 a.m. via this link. Join our All Hands Meeting today at 2 p.m., which Katherine also will join (meeting invite to come shortly). And read the attached Q&A, which includes more information on GeneDx, why we’ve made this acquisition and what it means for Sema4, and external rules of engagement. In all of this, I believe that you will be highly energized by what you hear and see.
Sema4’s prospects were bright, but thanks to our combination with GeneDx, they just got even brighter. Whether you’ve been with us since the beginning or just joined us, you are part of a company that now is even better able to put your talents to their highest and best use – using data-driven insights to improve the health of more and more people.
All the best,
Eric
P.S. Thanks for all of your hard work, which makes these kinds of transactions possible, and don’t forget to read the exciting material from Dan below.
Cautionary Statement Regarding Forward Looking Statements
This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based earnouts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither OPKO nor Sema4 gives any assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.
Additional Information and Where to Find It / Non-Solicitation
In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.

Participants in Solicitation

Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

EMAIL TO EMPLOYEES OF GENEDX

Dear GeneDx Team,

It makes me very happy and proud to be able to reach out to you on this momentous day. At Sema4, we could not be more excited by the prospect of combining your great strengths with ours to further transform the standard of care for patients throughout their health journey.

GeneDx’s success – the result of your talent and hard work – is phenomenal. Among other things, you’ve made yourselves the technological leaders in exome sequencing and the market leaders in genomics services for rare diseases. At Sema4, we’re proud of our progress in building a health intelligence platform that gives health systems, clinicians, and patients insights they’ve never had before. Together, Sema4 and GeneDx will be unstoppable.

Next week, I look forward to joining a Town Hall with all of you to introduce Sema4 and myself as Katherine Stueland’s guest. So many things about the combination of Sema4 and GeneDx make me enthusiastic about the future, including the prospect of Katherine working alongside me as co-CEO. Sema4 looks forward to welcoming her – and the GeneDx team.

We will have many chances to get to know each other better. For now, let me end this note by sharing with you what I wrote to my Sema4 colleagues this morning: “Sema4’s prospects were bright, but thanks to our combination with GeneDx, they just got even brighter. Whether you’ve been with us since the beginning or just joined us, you are part of a company that now is even better able to put your talents to their highest and best use – using data-driven insights to improve the health of more and more people.”

With my highest regards,

Eric

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based earnouts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither OPKO nor Sema4 gives any assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.
Additional Information and Where to Find It / Non-Solicitation
In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.

Participants in Solicitation

Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORM OF EMAIL TO PARTNERS AND CUSTOMERS OF SEMA4

January 18, 2022
Subject Line: News from Sema4

{NAME}

This morning, we announced that Sema4 has signed a definitive agreement to acquire GeneDx, a leader in genomic testing and analysis. Originally founded by scientists from the National Institutes of Health more than 20 years ago, GeneDx offers a world-renowned clinical genomics program with industry-leading expertise in exome sequencing for pediatric rare and ultra-rare genetic disorders. We are pleased to share this news with you because we anticipate that this acquisition, which is expected to close in Q2 of this year, will greatly augment our capabilities to serve you.

The acquisition of GeneDx will strengthen Sema4’s position to accelerate the pace of clinical insight into wellness and disease with the goal of improving care and therapeutic development. GeneDx’s market leadership in rare disease diagnostic and exome sequencing services will complement and strengthen our existing core competencies, enabling Sema4 to offer a broad set of products and data solutions across pre-conception, pregnancy, newborn care, rare disease, risk assessment, and oncology.

Together, Sema4 and GeneDx will form one of the largest and most advanced providers of genomic clinical testing with a rich foundation of data for advancing care. Sema4 will be adding GeneDx’s 300,000+ clinical exomes and 2.1+ million expertly annotated phenotypes to our existing 12 million de-identified clinical records, further fueling our predictive models that will enable our goal of deeper insights for physicians and patients. We are very excited about the combined potential of the two companies.

Until the transaction closes, it will be business as usual for our customers, partners, and patients. As plans are made to combine our operations later this year, we will continue to ensure the highest quality testing and support you know and trust our company to deliver.

Thank you for your continued support and partnership. We look forward to sharing more information over the coming months as the acquisition moves towards completion.

Best,

Cautionary Statement Regarding Forward Looking Statements
This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s

    sema4.com

obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based earnouts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither OPKO nor Sema4 gives any assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation
In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.
Participants in Solicitation
Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

    sema4.com

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

    sema4.com

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY

SEMA4 EMPLOYEE Q&A ON PLANS TO ACQUIRE GENEDX
January 18, 2022

General Information

1.Who is GeneDx?

GeneDx is a leader in genomic analysis, providing advanced genomic testing to patients and their families. Originally founded by scientists from the National Institutes of Health more than 20 years ago, GeneDx offers a world-renowned clinical genomics program with industry-leading expertise in exome sequencing for pediatric rare and ultra-rare genetic disorders. In addition to its market-leading exome sequencing service, GeneDx offers a comprehensive suite of genetic testing services. GeneDx is a private company that is currently a wholly owned subsidiary of BioReference Laboratories, Inc., an OPKO Health Company (NASDAQ: OPK).

2.Where is GeneDx located and how many people work there?

GeneDx is headquartered in Gaithersburg, Maryland. The company employs approximately 700 people.

3.Why are we acquiring GeneDx?

We expect Sema4 and GeneDx to form a market-leading genomic solutions and data platform offering great prospects to employees, to investors, and, above all, to the health systems, biopharma, clinicians, and patients that we will serve together. We will drive leadership, growth, and scale in our health intelligence and genomic screening offerings.

Following completion of the acquisition, Sema4 will be optimally positioned to partner with health systems and biopharma companies to further transform the standard of care throughout the patient health journey. GeneDx’s leadership in rare disease diagnostic and exome sequencing services brings more than 300,000 clinical exomes and over 2.1 million expertly annotated phenotypes to strengthen Sema4’s 12 million de-identified clinical records for Centrellis®, its proprietary health intelligence platform, and Traversa™, its comprehensive genomic analysis platform for optimizing health screenings. Sema4 plans to leverage this combined health information database to transform patient care and therapeutic development and enable precision medicine for all.

In a nutshell, adding GeneDx’s comprehensive dataset and capabilities to our offerings enables us to inform on an even broader range of diseases, further closing the gap between the practice of medicine and the availability of more clinically actionable guidance.

4.How did Sema4 raise the funds to buy GeneDx?

The acquisition was supported both by the money we raised when going public and by raising additional funds through a private placement financing – the sale of Sema4 stock to a group of institutional investors.

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY
5.When will the acquisition close and is there a chance that the deal will not be completed?

We anticipate Sema4’s acquisition of GeneDx closing in the second quarter of 2022, subject to the closing conditions set forth in the merger agreement, including approval of the shares we will issue in the acquisition and the private placement financing by the stockholders of Sema4. The transaction has been unanimously approved by the boards of directors of both companies. A great deal of work will take place between this announcement and our anticipated closing – involving our finance, legal, and people teams, in particular, but we are confident that the transaction will close as planned.

6.Is anything changing immediately?

No, we do not expect to close the acquisition until the second quarter of 2022.

7.How will this acquisition affect Sema4’s stock price?

It is impossible to predict stock prices. However, Sema4’s board of directors approved the acquisition of GeneDx with the firm belief that it will accelerate our growth and increase the value of the company.

8.What is the difference between a merger of equals and an acquisition?

As the larger business, our company is buying GeneDx in an acquisition and will continue to operate as Sema4. In contrast, a merger of equals generally occurs between businesses, often of the same size, that join together to create a new combined company.

9.Will the acquisition impact any existing roles at Sema4?

We expect this transaction to help us build an even bigger and stronger team as it will increase our scale and accelerate our growth.

10.Will I be reporting to someone else?

Most of us will continue to report to the same person after the integration is completed. This will all be fleshed out in our integration-planning process.

11.Will my role change?

For most of us, our roles will remain largely the same but with additional opportunities for many people. This will all be fleshed out in our integration-planning process.

12.Does the acquisition impact our current hiring plans?

We expect the acquisition of GeneDx to strengthen Sema4’s growth prospects. No changes to current hiring plans have been made in connection with the acquisition.

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY

13.Will there be any changes to our leadership team?

Only one leadership change is currently decided. Upon completion of the acquisition, Katherine Stueland, the President and CEO of GeneDx, will be appointed Co-CEO of Sema4 alongside Eric Schadt, and she is also expected to join our board of directors.

This is another significant benefit of the GeneDx acquisition. Katherine’s deep industry experience and commercial and operational expertise will be highly beneficial to our business. After the acquisition closes, Katherine will focus on commercial and operations, business planning, and the diagnostics business. Eric will focus on leading R&D and the IT platform components of Sema4, the strategic development of our health intelligence capabilities, and partnerships with health systems and biopharma companies. Together as co-CEOs, Eric and Katherine will drive overall strategy and direction of the company.

14.Will Sema4 and GeneDx operate as separate entities?

At this time, Sema4 and GeneDx will continue to operate as separate companies. An integration- planning process is beginning immediately to ensure the smooth operation of the combined company upon completion of the acquisition.

15.Will there be any name change?

As part of our integration process, we will determine how to most effectively integrate our two brands and marketing strategies. However, the combined company we will continue to be known as Sema4.

16.Will our benefits change?

No, our benefits will remain the same.

17.How can I ask additional questions about this deal and/or its potential impact?

You can ask questions at our All Hands meeting later today. Sema4’s acquisition of GeneDx will be a major topic as well in the upcoming monthly OurSema4 Conversation series led by Chief People Officer Karen White. As new information becomes available it will also be shared in OurSema4 Newsletters. You also should share any concerns or questions that aren’t addressed in these forums with the ELT member leading your department, who can help to provide answers when they are available.

External Communications

18.Are we communicating the acquisition to any customers or partners?

Yes, Sales and Business Development leadership are reaching out to select customers, health system partners, and other partners to proactively share this exciting news and how it may benefit them.

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY

19.Are there any limits on my ability communicate with customers, partners, and vendors that I regularly engage with, or prospects and potential employees, about the acquisition?

Yes. There are strict communication requirements placed upon us by applicable regulatory agencies as part of the process. It is necessary to reiterate the importance of abiding by these restrictions.

No one should make any statements in writing about the acquisition to anyone outside of Sema4. This includes any form of electronic communication, especially email, text, chat and social media forums.
Written communications about the acquisition can jeopardize the acquisition and create an issue with regulatory agencies.

20.What should I say if a customer, prospect, potential employee, or other stakeholder asks about the acquisition?

As discussed above, external written communications about the acquisition are prohibited. For oral communications:
If you receive any questions, emphasize that this is a very positive development for the company and all its stakeholders. Please use the following talking points to address any questions you may get.
•Sema4 intends to acquire GeneDx, a leader in genomic testing and analysis. The deal is expected to close in the second quarter of this year.
•Together, we will further strengthen Sema4’s market-leading genomic and clinical data platform.
•This acquisition gives us the opportunity to provide an even deeper menu of precision medicine solutions, positioning us to further transform the standard of care throughout the patient health journey.

21.What should I do if any customers or partners ask me questions about the acquisition that aren’t covered by the above messaging?

Assure the stakeholder that you or someone else from Sema4 will follow up as soon as possible. Ask the ELT member leading your department for guidance.

22.What should I do if I receive an inquiry from an investor or financial analyst about anything related to this acquisition?

Please do not respond to any such inquiries directly, and do not initiate communications with investors or financial analysts. Please forward all inquiries immediately to Isaac Ro, Chief Financial Officer, at isaac.ro@sema4.com, and Joel Kaufman, VP of Finance and Corporate Development, at joel.kaufman@sema4.com.

23.What should I do if I receive an inquiry from a reporter about anything related to this acquisition?

Please do not respond to any such inquiries directly, and do not initiate communications with reporters. Please forward all media inquiries immediately to Glenn Farrell, Chief Marketing Officer, at glenn.farrell@sema4.com, and Radley Moss, Senior Director of Communications, at radley.moss@sema4.com.

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY

24.Can we reach out and begin collaborating with our new colleagues at GeneDx?

Unless directed otherwise by your manager or a member of the ELT, any collaboration efforts must wait for when we notify you of the closing of the acquisition transaction in the second quarter. Prior to that time, we remain two separate companies and contacts between Sema4 and GeneDx will be limited.
However, as long as business matters are not discussed, you should feel free, for example, to reach out to GeneDx employees for professional networking in social media forums, such as LinkedIn.

25.Am I allowed to post to social media about the acquisition?

You are allowed to share Sema4’s official social media posts that are being issued this morning on our LinkedIn, Twitter, Facebook, and Instagram channels but without commentary. It is important that you do not provide additional information about the transaction as that could create legal issues for Sema4.

As discussed above, any other external written communications about the acquisition are prohibited. This includes any form of electronic communication, especially email, text, chat and social media forums.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward- looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to:
(i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre- closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based earnouts. The foregoing list of factors is not exhaustive. You should carefully consider the

CONFIDENTIAL – FOR INTERNAL USE BY SEMA4 EMPLOYEES ONLY DO NOT COPY OR DISTRIBUTE EXTERNALLY
foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither OPKO nor Sema4 gives any assurance that either GeneDx or Sema4 or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE
PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.

Participants in Solicitation

Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.